                                                                      EXHIBIT 11


                    MATRIA HEALTHCARE, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (Amounts in thousands, except per share amounts)
                                   (Unaudited)


                                                                   THREE MONTHS ENDED                   YEARS ENDED
                                                                        DECEMBER 31,                     DECEMBER 31,
                                                                 -------------------------         -------------------------
                                                                   2002             2001             2002             2001
                                                                 --------         --------         --------         --------
BASIC
Net earnings (loss)
     Continuing operations                                       $(15,976)        $    400         $(15,644)        $  7,925

     Discontinued operations                                           --           (1,030)            (682)          (1,240)
                                                                 --------         --------         --------         --------
                                                                  (15,976)            (630)         (16,326)           6,685
Preferred stock dividend requirements                                  --               --               --           (1,638)
Accretion on preferred stock                                           --               --               --             (225)
Net gain on repurchases of preferred stock                             --               --               --              739
                                                                 --------         --------         --------         --------
Net earnings (loss) available to common shareholders             $(15,976)        $   (630)        $(16,326)        $  5,561
                                                                 ========         ========         ========         ========

Shares:
    Weighted average number of common shares outstanding           10,051            8,785            9,309            8,748
                                                                 ========         ========         ========         ========

Net earnings (loss) per common share
     Continuing operations                                       $  (1.59)        $   0.05         $  (1.68)        $   0.78
     Discontinued operations                                           --            (0.12)           (0.07)           (0.14)
                                                                 --------         --------         --------         --------
                                                                 $  (1.59)        $  (0.07)        $  (1.75)        $   0.64
                                                                 ========         ========         ========         ========


DILUTED
Net earnings (loss) available to common shareholders             $(15,976)        $   (630)        $(16,326)        $  5,561

Dividends on convertible preferred shares                              --               --               --               25
                                                                 --------         --------         --------         --------
Net earnings (loss) for diluted calculation                      $(15,976)        $   (630)        $(16,326)        $  5,586
                                                                 ========         ========         ========         ========

Shares:
    Weighted average number of common shares outstanding           10,051            8,785            9,309            8,748
     Shares issuable from assumed exercise of options and
          warrants                                                     --              410               --              209
     Convertible preferred stock                                       --               --               --               35
                                                                 --------         --------         --------         --------
                                                                   10,051            9,195            9,309            8,992
                                                                 ========         ========         ========         ========

Net earnings (loss) per common share
     Continuing operations                                       $  (1.59)        $   0.04         $  (1.68)        $   0.76
     Discontinued operations                                           --            (0.11)           (0.07)           (0.14)
                                                                 --------         --------         --------         --------
          Total                                                  $  (1.59)        $  (0.07)        $  (1.75)        $   0.62
                                                                 ========         ========         ========         ========
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